UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 14, 2026, the Weyerhaeuser Company ("Weyerhaeuser" or the "Company") amended and restated the Weyerhaeuser Company 2023 Deferred Compensation Plan. Pursuant to the plan, designated employee participants, including the company’s executive officers, may defer between 10 and 50 percent of base salary and between 10 and 100 percent of cash incentive awards for payment at a future date. Participants may defer base salary into an interest-bearing cash account and cash incentive awards into either an interest-bearing cash account or an account denominated in stock equivalents. Prior to the amendment and restatement of the plan, amounts deferred into stock equivalent accounts were credited with a premium determined each year by the Compensation Committee; the primary purpose of the amendment and restatement of the plan was to eliminate the premium for stock equivalent deferrals and related provisions. The amended and restated plan will govern deferrals and distributions of amounts earned in 2027 and subsequent years.

The foregoing descriptions of the Deferred Compensation Plan are not intended to be complete and are qualified in their entirety by reference to the Deferred Compensation Plan filed herewith as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Weyerhaeuser Annual Meeting of Shareholders was held on May 15, 2026. There were 721,042,609 shares of common stock entitled to be voted at the meeting, of which 661,779,414 were represented in person or by proxy. Proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, to vote on the following three items of business: Proposal 1, the election of 11 nominees to the Weyerhaeuser board of directors; Proposal 2, the annual advisory vote to approve the compensation of Weyerhaeuser’s named executive officers; and Proposal 3, the vote to ratify the appointment of KPMG as Weyerhaeuser’s independent auditors. Following are the final voting results, as certified by the Company’s inspector of elections:

Proposal 1. Shareholders elected the directors listed below to the board of directors.

Nominee	Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
Rick Beckwitt	601,579,952	1,806,741	2,835,060	55,557,661
Mark A. Emmert	582,307,732	21,038,507	2,875,514	55,557,661
Rick R. Holley	571,842,423	31,553,194	2,826,136	55,557,661
Sara Grootwassink Lewis	589,512,682	13,915,633	2,793,438	55,557,661
Deidra C. Merriwether	594,329,726	9,102,248	2,789,779	55,557,661
Al Monaco	599,244,950	4,150,151	2,826,652	55,557,661
James C. O'Rourke	599,208,885	4,184,988	2,827,880	55,557,661
Nicole W. Piasecki	563,333,024	40,090,218	2,798,511	55,557,661
Lawrence A. Selzer	595,484,646	7,887,287	2,849,820	55,557,661
Devin W. Stockfish	597,268,432	6,120,607	2,832,714	55,557,661
Kim Williams	566,670,020	36,747,028	2,804,705	55,557,661

Proposal 2. Shareholders approved, on an advisory and non-binding basis, the compensation of Weyerhaeuser’s named executive officers for fiscal year 2026, as disclosed in the company's definitive proxy materials.

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
571,085,106	31,062,169	4,074,478	55,557,661

Proposal 3. Shareholders ratified the selection and appointment of KPMG LLP as Weyerhaeuser’s independent auditors for fiscal year 2026.

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
627,597,889	33,482,606	698,919	0

Weyerhaeuser’s next annual meeting of shareholders is scheduled to take place on May 14, 2027.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following items are filed as exhibits with this report.

Exhibit No.	Description
10.1	Weyerhaeuser Company 2026 Deferred Compensation Plan
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 20, 2026